UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2020

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On October 26, 2020, Evoke Pharma, Inc. (the “Company”), and Eversana Life Science Services, LLC (“EVERSANA”), the Company’s commercial partner, announced the commercial launch of Gimoti™ (metoclopramide) nasal spray for the relief of symptoms in adults with acute and recurrent diabetic gastroparesis.

GIMOTI is specifically designed to address the unique needs of adult patients with diabetic gastroparesis by delivering an established treatment as a nasal spray that bypasses the GI tract. Adults suffering from diabetic gastroparesis may have unpredictable stomach emptying and may vomit their medications. For these reasons, oral administration may be problematic since drug absorption in the small intestine requires gastric emptying. GIMOTI, which was approved by the U.S. Food and Drug Administration in June 2020, is the first and only treatment for diabetic gastroparesis that enters the bloodstream through the nasal mucosa.

Safe Harbor Statement

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding: the size of the gastroparesis market and the potential of GIMOTI to provide an important new alternative to current treatment options.  The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Evoke’s business, including, without limitation: the Company’s and EVERSANA’s ability to successfully drive market demand for GIMOTI; the Company’s ability to obtain additional financing as needed to support its operations, including through the EVERSANA line of credit which is subject to certain customary conditions; the COVID-19 pandemic may disrupt the Company’s and EVERSANA’s business operations impairing the ability to commercialize GIMOTI and the Company’s ability to generate any product revenue; the Company’s dependence on third parties for the manufacture of GIMOTI; the Company is entirely dependent on the success of GIMOTI; inadequate efficacy or unexpected adverse side effects relating to GIMOTI that could result in recalls or product liability claims; the Company’s ability to obtain and maintain intellectual property protection for GIMOTI; and other risks detailed in the Company’s prior periodic reports it files with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: October 26, 2020	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary